UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 15, 2004

R&G Financial Corporation

(Exact name of registrant as specified in its charter)

Puerto Rico	0-22137	66-0532217

(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

280 Jesus T. Pinero Ave. Hato Rey, San Juan, Puerto Rico	00918

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (787) 758-2424

(Former name or former address, if changed since last report)
Not applicable.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 2.02 Results of Operations and Financial Condition
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-99.1 PRESS RELEASE

Item 2.02 Results of Operations and Financial Condition

     On November 15, 2004, R&G Financial Corporation (the “Company”) filed its Form 10-Q for the quarter and nine months ended September 30, 2004. The Company reported net income for the quarter and nine months ended September 30, 2004 of $37.0 million and $116.3 million, respectively, which revises the Company’s previously announced earnings. On October 22, 2004, the Company announced for the quarter and nine months ended September 30, 2004, net income of $40.9 million and $120.2 million respectively.

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits.

     The following exhibits are being filed herewith:

99.1	Press Release dated November 15, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R&G FINANCIAL CORPORATION
Date: November 15, 2004	By:	/s/Joseph R. Sandoval
Joseph R. Sandoval
Executive Vice President and Chief Financial Officer